RAIT Financial Trust Announces Third Quarter 2014 Financial Results

PHILADELPHIA, PA — October 30, 2014 — RAIT Financial Trust (“RAIT”) (NYSE: RAS) today announced third quarter 2014 financial results.

Financial Performance

•	Total revenues grew 20.7% to $75.3 million for the quarter ended September 30, 2014 from $62.4 million for the quarter ended September 30, 2013.

•	Cash Available for Distribution (“CAD”) per share was $0.00 for the quarter ended September 30, 2014 as a result of the previously announced SEC settlement charge pertaining to Taberna Capital Management of $21.5 million or $0.26 per share.

Dividends

•	On September 15, 2014, RAIT declared a third quarter 2014 common dividend of $0.18 per share, representing a 20% increase from the third quarter 2013 common dividend of $0.15 per common share. The third quarter common dividend record date was October 7, 2014 and will be paid on October 31, 2014. RAIT’s board expects to declare a fourth quarter dividend of at least $0.18 per common share.

CRE Loan Portfolio

•	Investments in mortgages and loans increased 22.0% to $1.37 billion at September 30, 2014 from $1.12 billion at December 31, 2013.

•	RAIT originated $255.8 million of loans during the quarter ended September 30, 2014 consisting of $102.1 million bridge loans and $153.7 million conduit loans. RAIT originated $726.5 million of loans for the nine-month period ended September 30, 2014.

•	RAIT sold $119.6 million of conduit loans during the quarter ended September 30, 2014 which generated $3.5 million of fee income.

CRE Property Portfolio

•	Average effective rent per unit per month in RAIT’s multifamily portfolio increased 6.6% to $811 for the quarter ended September 30, 2014 from $761 for the quarter ended September 30, 2013.

•	As of September 30, 2014, RAIT’s investments in real estate increased 39% to $1.4 billion from $1.0 billion at December 31, 2013.

•	Rental income increased 43% to $41.8 million during the quarter ended September 30, 2014 from $29.2 million for the quarter ended September 30, 2013 driven largely by the acquisition of 20 properties subsequent to September 30, 2013 which generated $11.0 million of rental income during the quarter ended September 30, 2014.

Assets Under Management

•	Assets under management increased 52% to $5.4 billion at September 30, 2014 from $3.6 billion at December 31, 2013 due primarily to inclusion of third party retail properties managed by RAIT’s retail-focused property manager beginning in 2014.

Liquidity

•	In August 2014, RAIT issued $71.9 million aggregate principal amount of its 7.125% Senior Notes due 2019 (NYSE: RFTA) in an underwritten public offering. RAIT received approximately $69.2 million of net proceeds.

Scott Schaeffer, RAIT’s Chairman and CEO, said, “We continue executing on our multi-strategy approach to investing in commercial real-estate. During the third quarter, gross loan originations increased 53% to $255.8 million when compared to the third quarter of 2013. Our property portfolio grew through acquisitions and increasing rents which led to a 43% increase in rental income and a 53% increase in net operating income since September 30, 2013. As previously announced, we are undertaking to exit the legacy Taberna business with a goal of completing the process by December 31, 2014.”

Financial Results

RAIT reported CAD, a non-GAAP financial measure, for the three-month period ended September 30, 2014 of $(0.4) million, or $0.00 per share — diluted based on 82.0 million weighted-average shares outstanding – diluted, as compared to CAD for the three-month period ended September 30, 2013 of $15.9 million, or $0.23 per share – diluted based on 70.2 million weighted-average shares outstanding – diluted. RAIT reported a net loss allocable to common shares for the three-month period ended September 30, 2014 of $23.3 million, or $0.28 total loss per share — diluted based on 82.0 million weighted-average shares outstanding – diluted, as compared to net loss allocable to common shares for the three-month period ended September 30, 2013 of $17.1 million, or $0.24 total loss per share – diluted based on 70.2 million weighted-average shares outstanding – diluted. The third quarter 2014 net loss includes $10.2 million of unrealized losses relating primarily to non-cash mark-to-market adjustments in RAIT’s legacy Taberna portfolios and the associated hedges and the $21.5 million SEC settlement charge pertaining to Taberna Capital Management. Non-cash mark-to-market gains and losses are excluded from CAD.

RAIT reported CAD for the nine-month period ended September 30, 2014 of $36.6 million, or $0.45 per share — diluted based on 81.1 million weighted-average shares outstanding – diluted, as compared to CAD for the nine-month period ended September 30, 2013 of $38.7 million, or $0.58 per share – diluted based on 66.8 million weighted-average shares outstanding – diluted. RAIT reported a net loss allocable to common shares for the nine-month period ended September 30, 2014 of $63.5 million, or $0.78 total loss per share — diluted based on 81.1 million weighted-average shares outstanding – diluted, as compared to net loss allocable to common shares for the nine-month period ended September 30, 2013 of $173.5 million, or $2.60 total loss per share – diluted based on 66.8 million weighted-average shares outstanding – diluted. The nine-month period ended September 30, 2014 net loss includes $59.4 million of unrealized losses relating primarily to non-cash mark-to-market adjustments in RAIT’s legacy Taberna portfolios and the associated hedges. Non-cash mark-to-market gains and losses are excluded from CAD.

A reconciliation of RAIT’s reported net income (loss) allocable to common shares to its CAD is included as Schedule I to this release. A reconciliation of RAIT’s total shareholders’ equity to its adjusted book value, a non-GAAP financial measure, is included as Schedule II to this release. A reconciliation of RAIT’s net income (loss) allocable to common shares to its funds from operations (“FFO)”, a non-GAAP financial measure, and adjusted funds from operations (“AFFO”), a non-GAAP financial measure, is included as Schedule III to this release. These Schedules also include management’s respective rationales for the usefulness of each of these non-GAAP financial measures.

Key Statistics
(Unaudited and dollars in thousands, except per share information)

As of or For the Three-Month Periods Ended

	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Financial Statistics:
Total revenue	$75,293	$73,256	$67,308	$67,607	$62,395
Earnings (loss) per share – diluted	$(0.28)	$(0.31)	$(0.18)	$(1.90)	$(0.24)
CAD per share, diluted	$0.00(5)	$0.24	$0.22	$0.27	$0.23
Common dividend declared per share	$0.18	$0.18	$0.17	$0.16	$0.15
Assets under management	$5,417,579	$5,266,296	$5,119,805	$3,595,530	$3,567,675
FFO per share, diluted	$(0.17)	$(0.20)	$(0.07)	$(1.74)	$(0.12)
Commercial Real Estate (“CRE”) Loan Portfolio:
CRE loans— unpaid principal	$1,369,138	$1,325,748	$1,228,452	$1,115,949	$1,103,272
Non-accrual loans — unpaid principal	$40,741	$30,269	$28,019	$37,073	$45,337
Non-accrual loans as a % of reported loans	3.0%	2.3%	2.3%	3.3%	4.1%
Reserve for losses	$15,662	$15,336	$14,279	$22,955	$23,317
Reserves as a % of non-accrual loans	38.4%	50.7%	51.0%	61.9%	51.4%
Provision for losses	$1,500	$1,000	$1,000	$1,500	$500
CRE Property Portfolio:
Reported investments in real estate(1)	$1,400,715	$1,268,769	$1,205,995	$1,004,186	$986,296
Net operating income(1)	$20,932	$19,524	$17,093	$13,919	$13,712
Number of properties owned(1)	80	74	71	62	61
Multifamily units owned(1)	13,516	12,388	12,014	9,372	8,940
Office square feet owned	2,286,284	2,248,321	2,097,022	2,009,852	2,015,524
Retail square feet owned	1,790,969	1,420,909	1,420,909	1,421,059	1,421,059
Land (acres owned)	21.92	21.92	21.92	21.92	21.92
Average occupancy data:
Multifamily(1)	92.7%	92.8%	93.3%	92.2%	92.5%
Office	75.0%	74.3%	74.8%	75.6%	74.1%
Retail	73.3%	67.5%	66.6%	69.0%	68.9%
Average Effective Rent per Unit/Square Foot (2):
Multifamily (1) (3)	$811	$799	$767	$763	$761
Office (4)	$19.64	$20.10	$18.70	$18.40	$19.45
Retail (4)	$12.68	$12.50	$12.44	$12.11	$12.05

(1)	Includes 22 apartment properties owned by RAIT’s consolidated subsidiary, Independence Realty Trust, Inc. (“IRT”) (NYSE MKT: IRT), with 6,470 units and a book value of $423.2 million as of September 30, 2014. At September 30, 2014, RAIT owned 28% of IRT’s outstanding common stock.

(2)	Based on properties owned as of September 30, 2014.

(3)	Average effective rent is rent per unit per month.

(4)	Average effective rent is rent per square foot per year.

(5)	Includes $0.26 SEC settlement charge pertaining to Taberna Capital Management. Excluding this one-time item CAD per share would have been $0.26 per common share.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, October 30, 2014 from the home page of the RAIT Financial Trust website at www.rait.com or by dialing 877.703.6109, access code 80662508. For those who are not available to listen to the live call, the replay will be available shortly following the live call on RAIT’s website and telephonically until Thursday, November 6, 2014, by dialing 888.286.8010, access code 88214660.

About RAIT Financial Trust

RAIT Financial Trust is an internally-managed real estate investment trust that provides debt financing options to owners of commercial real estate and invests directly into commercial real estate properties located throughout the United States.  In addition, RAIT is an asset and property manager of real estate-related assets. For more information, please visit www.rait.com or call Investor Relations at 215.243.9000.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “trend”, “will,” “continue,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “look forward” or other similar words or terms. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the current uncertainty in the global financial markets and the global economy; the risk that the settlement with the SEC will not be finalized and/or approved or that any final settlement will have different or additional material terms, the risk that RAIT will not be able to commit to or complete exiting the Taberna business, whether RAIT’s actual business performance, developments and ability to access the capital markets and economic conditions affecting commercial real estate will affect RAIT’s ability to realize its ability to pay the fourth quarter 2014 dividend and those disclosed in RAIT’s filings with the Securities and Exchange Commission. RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

RAIT Financial Trust Contact
Andres Viroslav
215-243-9000
aviroslav@rait.com

RAIT Financial Trust
Consolidated Statements of Operations
(Dollars in thousands, except share and per share information)
(unaudited)

	For the Three-Month		For the Nine-Month
	Periods Ended		Periods Ended
	September 30,		September 30,
Revenues:	2014	2013	2014	2013
Net interest margin:
Investment Interest income	$33,273	$32,730	$102,882	$95,266
Investment Interest expense	(7,636)	(8,235)	(22,342)	(22,996)

Net interest margin	25,637	24,495	80,540	72,270
Rental income	41,814	29,233	116,204	84,260
Fee and other income	7,842	8,667	19,113	22,738

Total revenue	75,293	62,395	215,857	179,268
Expenses:
Interest expense	13,910	10,052	38,756	29,696
Real estate operating expense	20,882	15,521	58,655	44,842
Compensation expense	7,187	6,565	23,118	19,849
General and administrative expense	4,756	3,046	13,239	10,384
Acquisition expense	816	199	1,408	199
Provision for losses	1,500	500	3,500	1,500
Depreciation and amortization expense	13,236	8,784	38,719	25,972

Total expenses	62,287	44,667	177,395	132,442

Operating income	13,006	17,728	38,462	46,826
Other income (expense)	(21,464)	(3,849)	(21,449)	(3,704)
Gains (losses) on assets	25	(191)	(5,350)	30
Gains (losses) on extinguishment of debt	—	—	2,421	—
Change in fair value of financial instruments	(10,223)	(24,659)	(59,433)	(200,436)

Income (loss) before taxes and discontinued operations	(18,656)	(10,971)	(45,349)	(157,284)
Income tax benefit (provision)	2,194	(164)	2,454	470

Net income (loss)	(16,462)	(11,135)	(42,895)	(156,814)
(Income) loss allocated to preferred shares	(7,407)	(6,024)	(20,628)	(16,831)
(Income) loss allocated to noncontrolling interests	603	53	20	130

Net income (loss) allocable to common shares	$(23,266)	$(17,106)	$(63,503)	$(173,515)

Earnings (loss) per share—Basic:
Total earnings (loss) per share—Basic	$(0.28)	$(0.24)	$(0.78)	$(2.60)

Weighted-average shares outstanding—Basic	81,967,806	70,192,918	81,111,796	66,807,299

Earnings (loss) per share—Diluted:
Total earnings (loss) per share—Diluted	$(0.28)	$(0.24)	$(0.78)	$(2.60)

Weighted-average shares outstanding—Diluted	81,967,806	70,192,918	81,111,796	66,807,299

RAIT Financial Trust
Consolidated Balance Sheets
(Dollars in thousands, except share and per share information)
(unaudited)

	As of	As of
	September 30,	December 31,
	2014	2013
Assets
Investments in mortgages and loans, at amortized cost:
Commercial mortgages, mezzanine loans, other loans and preferred	$1,369,782	$1,122,377
equity interests
Allowance for losses	(15,662)	(22,955)

Total investments in mortgages and loans	1,354,120	1,099,422
Investments in real estate, net of accumulated depreciation of $155,815	1,400,715	1,004,186
and $127,745, respectively
Investments in securities and security-related receivables, at fair value	568,279	567,302
Cash and cash equivalents	116,767	88,847
Restricted cash	133,374	121,589
Accrued interest receivable	54,929	48,324
Other assets	78,948	57,081
Deferred financing costs, net of accumulated amortization of $23,830 and	25,141	18,932
$17,768, respectively
Intangible assets, net of accumulated amortization of $10,940 and $4,564,	23,944	21,554
respectively
Total assets	$3,756,217	$3,027,237

Liabilities and Equity
Indebtedness:
Recourse indebtedness	$501,273	$235,011
Non-recourse indebtedness	2,112,044	1,851,390

Total indebtedness	2,613,317	2,086,401
Accrued interest payable	34,164	26,936
Accounts payable and accrued expenses	58,579	32,447
Derivative liabilities	81,998	113,331
Deferred taxes, borrowers’ escrows and other liabilities	132,200	79,462
Total liabilities	2,920,258	2,338,577
Series D Preferred Shares, 4,000,000 shares authorized, 4,000,000 and 2,600,000 shares issued and outstanding	76,176	52,970
Equity:
Preferred shares, $0.01 par value per share, 25,000,000 shares authorized:
7.75% Series A cumulative redeemable preferred shares, liquidation	41	41
preference $25.00 per share, 8,069,288 and 4,760,000 shares authorized, 4,075,569 and 4,069,288 shares issued and outstanding
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share, 4,300,000 shares authorized, 2,288,465 shares issued and outstanding	23	23
8.875% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share, 3,600,000 shares authorized, 1,640,100 shares issued and outstanding	17	17
Series E cumulative redeemable preferred shares, liquidation preference $25.00 per share, 4,000,000 shares authorized	—	—
Common shares, $0.03 par value per share, 200,000,000 shares authorized, 82,509,635 and 71,447,437 issued and outstanding, including 541,575 and 369,500 unvested restricted common share awards	2,474	2,143
Additional paid in capital	2,008,814	1,920,455
Accumulated other comprehensive income (loss)	(43,039)	(63,810)
Retained earnings (deficit)	(1,364,168)	(1,257,306)

Total shareholders’ equity	604,162	601,563
Noncontrolling interests	155,621	34,127
Total equity	759,783	635,690
Total liabilities and equity	$3,756,217	$3,027,237

Schedule I
RAIT Financial Trust
Reconciliation of Net income (loss) Allocable to Common Shares and
Cash Available for Distribution (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three-Month Period Ended				For the Nine-Month Period Ended
	September 30,				September 30,
	2014		2013		2014		2013
	Amount	Per Share (2)	Amount	Per Share (3)	Amount	Per Share (2)	Amount	Per Share (3)

Cash Available for Distribution:
Net income (loss) allocable to common shares	$(23,266)	$(0.28)	$(17,106)	$(0.24)	$(63,503)	$(0.77)	$(173,515)	$(2.60)
Adjustments:
Depreciation and amortization expense	13,236	0.16	8,784	0.13	38,719	0.47	25,972	0.39
Change in fair value of financial instruments	10,223	0.13	24,659	0.35	59,433	0.73	200,436	3.00
(Gains) losses on assets	(25)	0.00	191	0.00	5,350	0.07	(30)	0.00
(Gains) losses on extinguishment of debt	—	—	—	—	(2,421)	(0.03)	—	—
Taberna VIII and Taberna IX securitizations, net effect	(6,975)	(0.09)	(8,176)	(0.12)	(21,063)	(0.26)	(26,178)	(0.39)
Straight-line rental adjustments	(238)	0.00	(428)	(0.01)	(329)	0.00	(1,394)	(0.02)
Share-based compensation	1,148	0.01	1,096	0.02	3,777	0.05	2,562	0.04
Origination fees and other deferred items	5,718	0.07	6,807	0.10	15,450	0.18	9,785	0.15
Provision for losses	1,500	0.02	500	0.01	3,500	0.04	1,500	0.02
Noncontrolling interest effect from certain adjustments	(1,716)	(0.02)	(405)	(0.01)	(2,351)	(0.03)	(414)	(0.01)

Cash Available for Distribution	$(395)	$0.00	$15,922	$0.23	$36,562	$0.45	$38,724	$0.58

(1)	Cash available for distribution, or CAD, is a non-GAAP financial measure. We believe that CAD provides investors and management with a meaningful indicator of operating performance. Management also uses CAD, among other measures, to evaluate profitability and our board of trustees considers CAD in determining our quarterly cash dividends. We also believe that CAD is useful because it adjusts for a variety of noncash items (such as depreciation and amortization, equity-based compensation, realized gain (loss) on assets, provision for loan losses and non-cash interest income and expense items). Furthermore, CAD removes the effect from our consolidation of the legacy Taberna securitizations.

We calculate CAD by subtracting from or adding to net income (loss) attributable to common shareholders the following items: depreciation and amortization items including, depreciation and amortization, straight-line rental income or expense, amortization of in place leases, amortization of deferred financing costs, amortization of discount on financings and equity-based compensation; changes in the fair value of our financial instruments, including such changes reflected in our consolidated Taberna securitizations; net interest income from consolidated Taberna securitizations; realized gain (loss) on assets and other; provision for loan losses; impairment on depreciable property; acquisition gains or losses and transaction costs; certain fee income eliminated in consolidation that is attributable to third parties and one-time events pursuant to changes in U.S. GAAP and certain other non-recurring items.

CAD should not be considered as an alternative to net income (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, our methodology for calculating CAD may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. In these Schedules, references to “we”, “us”, and “our” refer to RAIT Financial Trust and its subsidiaries.

(2)	Based on 81,967,806 and 81,111,796 weighted-average shares outstanding-diluted for the three-month period and nine-month period ended September 30, 2014.

(3)	Based on 70,192,918 and 66,807,299 weighted-average shares outstanding-diluted for the three-month period and nine-month period ended September 30, 2013.

Schedule II
RAIT Financial Trust
Reconciliation of Shareholders’ Equity to Adjusted Book Value (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	As of September 30, 2014
	Amount	Per Share (2)

Total shareholders’ equity	$604,162	$7.32
Liquidation value of preferred shares characterized as equity(3)	(200,103)	(2.42)

Book value	404,059	4.90
Adjustments:
Taberna VIII and Taberna IX securitizations, net effect	(214,101)	(2.59)
RAIT I and RAIT II derivative liabilities	25,127	0.30
Change in fair value for warrants and investor SARs	6,766	0.08
Accumulated depreciation and amortization	198,901	2.41
Valuation of recurring collateral, property management fees and other items (4)	88,827	1.08
Total adjustments	$105,520	$1.28

Adjusted book value	$509,579	$6.18

(1)	Management views adjusted book value as a useful and appropriate supplement to shareholders’ equity and book value per share. The measure serves as an additional measure of our value because it facilitates evaluation of us without the effects of various items that we are required to record in accordance with GAAP but which have limited economic impact on our business. Those adjustments primarily reflect the effect of consolidated securitizations where we do not currently receive cash flows on our retained interests, accumulated depreciation and amortization, the valuation of long-term derivative instruments and a valuation of our recurring collateral and property management fees. Adjusted book value is a non-GAAP financial measurement, and does not purport to be an alternative to reported shareholders’ equity, determined in accordance with GAAP, as a measure of book value. Adjusted book value should be reviewed in connection with shareholders’ equity as set forth in our consolidated balance sheets, to help analyze our value to investors. Adjusted book value may be defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our adjusted book value to that of other REITs.

(2)	Based on 82,509,635 common shares outstanding as of September 30, 2014.

(3)	Based on 4,075,569 Series A preferred shares, 2,288,465 Series B preferred shares, and 1,640,100 Series C preferred shares outstanding as of September 30, 2014, all of which have a liquidation preference of $25.00 per share.

(4)	Includes the estimated value of the (1) property management and collateral management fees to be received by RAIT as of September 30, 2014 from RAIT Residential and Urban Retail, and the Taberna I, Taberna VIII, Taberna IX, RAIT I and RAIT II securitizations and (2) advisory fees to be received by RAIT from IRT as of September 30, 2014 assuming the full deployment of IRT’s July 2014 common stock offering. The other item included is the incremental market value of RAIT’s ownership of 7.3 million shares of IRT common stock over RAIT’s book value for these shares at September 30, 2014.

Schedule III
RAIT Financial Trust
Reconciliation of Net income (loss) Allocable to Common Shares and
Funds From Operations (“FFO”) and
Adjusted Funds From Operations (“AFFO”) (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three-Month Period Ended				For the Nine-Month Period Ended
	September 30,				September 30,
	2014		2013		2014		2013
	Amount	Per Share (2)	Amount	Per Share (3)	Amount	Per Share (2)	Amount	Per Share (3)

Funds From Operations:
Net income (loss) allocable to common shares	$(23,266)	$(0.28)	$(17,106)	$(0.24)	$(63,503)	$(0.78)	$(173,515)	$(2.60)
Adjustments:
Real estate depreciation and amortization	9,116	0.11	8,517	0.12	27,250	0.34	24,540	0.37
(Gains) losses on the sale of real estate	(2)	0.00	191	0.00	319	0.00	1,517	0.02

Funds From Operations	$(14,152)	$(0.17)	$(8,398)	$(0.12)	$(35,934)	$(0.44)	$(147,458)	$(2.21)

Adjusted Funds From Operations:
Funds From Operations	$(14,152)	$(0.17)	$(8,398)	$(0.12)	$(35,934)	$(0.44)	$(147,458)	$(2.21)
Adjustments:
Change in fair value of financial instruments	10,223	0.12	24,659	0.35	59,433	0.73	200,436	3.00
(Gains) losses on debt extinguishment	—	—	—	—	(2,421)	(0.03)	—	—
Capital expenditures, net of direct financing	(1,754)	(0.02)	(889)	(0.01)	(3,696)	(0.05)	(1,858)	(0.03)
Straight-line rental adjustments	(238)	0.00	(428)	(0.01)	(329)	0.00	(1,394)	(0.02)
Amortization of deferred items and intangible assets	7,394	0.09	6,912	0.10	21,225	0.26	11,312	0.17
Share-based compensation	1,148	0.01	1,096	0.02	3,777	0.05	2,562	0.04

Adjusted Funds From Operations	$2,621	$0.03	$22,952	$0.33	$42,055	$0.52	$63,600	$0.95

(1)	We believe that funds from operations, or FFO, and adjusted funds from operations, or AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and us in particular.

We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles.

AFFO is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations. We calculate AFFO by adding to or subtracting from FFO: change in fair value of financial instruments; gains or losses on debt extinguishment; capital expenditures, net of any direct financing associated with those capital expenditures; straight-line rental effects; amortization of various deferred items and intangible assets; and share-based compensation.

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs. Our management utilizes FFO and AFFO as measures of our operating performance, and believes they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash items, such as real estate depreciation, share-based compensation and various other items required by GAAP that may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and AFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

(2)	Based on 81,967,806 and 81,111,796 weighted-average shares outstanding-diluted for the three-month period and nine-month period ended September 30, 2014.

(3)	Based on 70,192,918 and 66,807,299 weighted-average shares outstanding-diluted for the three-month period and nine-month period ended September 30, 2013.